UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2019

McGRATH RENTCORP

(Exact name of registrant as specified in its Charter)

California

(State or other jurisdiction of incorporation)

0-13292	94-2579843
(Commission File Number)	(I.R.S. Employee Identification No.)

5700 Las Positas Road, Livermore, CA 94551-7800

(Address of principal executive offices)

(925) 606-9200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MGRC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 5, 2019, McGrath RentCorp (the “Company”) held its 2019 annual meeting of shareholders (the “Annual Meeting”). At the Annual Meeting, the following proposals were voted on by the Company’s shareholders and the voting results are set forth below. The proposals are described in detail in the proxy statement for the Annual Meeting that the Company filed with the Securities and Exchange Commission on April 29, 2019.

Proposal 1. Election of Directors.

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Kimberly A. Box	18,781,130	1,061,223	3,163,822
William J. Dawson	19,514,846	327,507	3,163,822
Elizabeth A. Fetter	19,632,935	209,418	3,163,822
Joseph F. Hanna	19,746,819	95,534	3,163,822
Bradley M. Shuster	16,640,351	3,202,002	3,163,822
M. Richard Smith	19,790,117	52,235	3,163,822
Dennis P. Stradford	19,548,617	293,736	3,163,822
Ronald H. Zech	19,420,207	422,146	3,163,822

Proposal 2. To ratify the appointment of Grant Thornton LLP as the independent auditors for the Company for the year ending December 31, 2019.

Votes For	Votes Against	Abstain	Broker Non-Votes
22,659,730	85,849	260,596	None

Proposal 3. To hold a non-binding, advisory vote to approve the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstain	Broker Non-Votes
19,399,709	108,416	334,228	3,163,822

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McGRATH RENTCORP

Dated: June 6, 2019

	By:	/s/ Melodie Craft
Melodie Craft
Vice President, Legal Affairs and Risk Management and Secretary

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